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                                                                   EXHIBIT 23(c)



                  [BAIR, RUPP, SIMPSON & ZORGER LETTERHEAD]



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 22, 1996, and February 23, 1995 included in Youth Services International, Inc.'s Form 8-K filed April 10, 1996, and to all references to our Firm included in this registration statement.




                               /s/ BAIR, RUPP, SIMPSON & ZORGER, INC.
July 25, 1996                      Bair, Rupp, Simpson & Zorger, Inc.
                                   Fort Wayne, Indiana